SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: July 22, 2005

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26929	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Stock Ownership Guidelines

On July 22, 2005, the Board of Directors of Internet Capital Group, Inc. (the "Company") established equity ownership guidelines for the Company's senior management pursuant to which they are expected to hold, until termination of employment, the lesser of (i) 40% of any restricted stock grant vesting on or after July 22, 2005 and (ii) stock valued at 300% of annual base salary in the case of the Company's Chief Executive Officer and stock valued at up 150% of annual base salary in the case of the Company's Chief Financial Officer or any Managing Director.

Director Equity Grants

On July 22, 2005, pursuant to the Internet Capital Group, Inc. Non-Management Director Compensation Plan, the Company's Board of Directors granted deferred stock units to the Company's non-management directors in respect of their Board service in 2005. These units were granted pursuant to the Company's 2005 Omnibus Equity Compensation Plan and each grant is in the form of the Company's Specimen Stock Units Award Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The number of units granted to each non-management director is as set forth below opposite his name.

Non-Management Director Number of Deferred Stock Units

David J. Berkman 11,250

Thomas A. Decker 10,250

David K. Downes 11,250

Thomas P. Gerrity 10,250

Robert E. Keith, Jr. 10,000

Warren V. Musser 10,000

Philip J. Ringo 11,312

Executive Officer Equity Grants

On July 22, 2005, the Company's Board of Directors granted 130,000 shares of restricted stock to Walter W. Buckley, III, the Company's Chief Executive Officer and President, and 77,800 shares of restricted stock to Anthony P. Dolanski, the Company's Chief Financial Officer. Twenty-five percent of the shares initially granted to each individual vest on each of November 7, 2005, November 6, 2006, November 5, 2007 and November 10, 2008. The restricted stock was granted pursuant to the Company's 2005 Omnibus Equity Compensation Plan and each grant is in the form of the Company's Form of Restricted Stock Grant without Performance Acceleration, a copy of which was filed as Exhibit 10.32 of the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Standard Restricted Share Agreement").

On July 22, 2005, the Company's Board of Directors granted 616,000 stock appreciation rights ("SARs") to Mr. Buckley and 325,000 SARS to Mr. Dolanski. The base price of the SARs equals $7.34, the fair market value of the Company's Common Stock on the date of grant, as determined by the closing price of the Company's Common Stock the day prior to the grant, as reported on the Nasdaq National Stock Market. The SARS will be settled in shares of the Company's Common Stock. Twenty-five percent of the SARS initially granted to each individual vest on July 22, 2006 and, thereafter, 1/48 of the SARS initially granted to each individual vest each month. The SARs were granted pursuant to the Company's 2005 Omnibus Equity Compensation Plan and each grant is in the form of the Company's Specimen Stock Appreciation Rights Certificate, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference (the "Standard SARs Certificate").

Consultant Grants

On July 22, 2005, the Company's Board of Directors granted 48,000 shares of restricted stock to Michael D. Zisman, a Company director, in respect of his services to the Company as a consultant. Twelve thousand shares vest on August 8th of each of 2005, 2006, 2007 and 2008. Such restricted stock was granted pursuant to the Company's 1999 Omnibus Equity Compensation Plan and the grant is in the form of the Company's Standard Restricted Share Agreement.

In addition to the restricted stock grant to Dr. Zisman described above, on July 22, 2005, the Company's Board of Directors granted 102,000 shares of restricted stock to Dr. Zisman, such grant being in respect of his services to the Company as a consultant. Twenty-five thousand five hundred shares vest on each of November 7, 2005, November 6, 2006, November 5, 2007 and November 10, 2008. Such restricted stock was granted pursuant to the Company's 2005 Omnibus Equity Compensation Plan and the grant is in the form of the Company's Standard Restricted Share Agreement.

On July 22, 2005, the Company's Board of Directors granted 430,000 SARs to Dr. Zisman. The base price of the SARs equals $7.34, the fair market value of the Company's Common Stock on the date of grant, as determined by the closing price of the Company's Common Stock the day prior to the grant, as reported on the Nasdaq National Stock Market. The SARS will be settled in shares of the Company's Common Stock. Twenty-five percent of the SARs initially granted to Dr. Zisman vest on July 22, 2006 and, thereafter, 1/48 of the SARS initially granted to Dr. Zisman vest each month. The SARs were granted pursuant to the Company's 2005 Omnibus Equity Compensation Plan and the grant is in the form of the Company's Standard SARs Certificate.

Letter Agreement with Anthony P. Dolanski

On July 28, 2005, the Company entered into a new letter agreement with Anthony P. Dolanski, the Company's Chief Financial Officer, which supercedes the letter agreement between Mr. Dolanski and the Company dated February 4, 2003. A copy of the agreement is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference. The following summary description of the agreement is not intended to be complete and is qualified in its entirety by the complete text of the agreement.

The agreement provides the following benefits should Mr. Dolanski's employment be terminated without cause prior to December 31, 2008:

  payment at the time of termination of a lump sum amount equal to 12 months of base salary plus target bonus at the rate existing at termination of employment;
  payment of a pro-rated bonus for service through the termination date based on individual performance and Company performance for that period as determined by the Board of Directors;
  continuation of medical and dental insurance until the earlier of (a) 12 months after termination of employment or (b) eligibility for benefits under another employer's or spouse's employer's plan;
  executive outplacement services; and
  a recommendation to the Compensation Committee of the Board of Directors that equity grants be subject to the better of (a) credit for an additional 12 months of service or (b) application of the terms of the relevant equity grant, in each case with the exercise period of vested equity grants extended to the earlier of (x) 24 months after termination of employment and (y) 12 months after the price of the Company's Common Stock is maintained at a minimum closing price of $16 per share for 20 consecutive trading days, subject to adjustment for splits and the like.

Additionally, under the agreement, in the event of an involuntary termination upon a change in control of the Company, Mr. Dolanski would receive 100% acceleration of all equity grants and the term to exercise any equity grant would be extended to the remaining grant term. Availability of the foregoing severance benefits is conditioned upon Mr. Dolanski's execution of a release.

Additionally, the agreement sets forth equity ownership guidelines pursuant to which Mr. Dolanski is expected to own the lesser of (1) 40% of any restricted stock granted to him that vests after July 22, 2005 and (2) stock worth at least 150% of his base salary.

Finally, in connection with the equity grant made to Mr. Dolanski on July 22, 2005, Mr. Dolanski executed a restrictive covenant agreement with the Company in the form of the Company's Specimen Restrictive Covenant Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Amendment of Employment Agreement with Walter W. Buckley, III

On July 28, 2005, in connection with the equity grant made to Mr. Buckley on July 22, 2005, the Company and Mr. Buckley entered into a letter agreement (the "Amendment") that amends certain terms of Mr. Buckley's Employment Agreement dated March 9, 2004 (the "Original Agreement"). A copy of the Amendment is filed as Exhibit 10.5 to this Current Report and is incorporated herein by reference. The following summary description of the Amendment is not intended to be complete and is qualified in its entirety by the complete text of the agreement.

The Amendment amends Section 15(a) of the Original Agreement to extend the scope of Mr. Buckley's noncompetition covenant to include internet software and services companies and companies that become ICG partner companies after July 22, 2005.

Additionally, the letter agreement sets forth equity ownership guidelines pursuant to which Mr. Buckley is expected to own the lesser of (1) 40% of any restricted stock granted to him that vests after July 22, 2005 and (2) stock worth at least 300% of his base salary.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

10.1	Internet Capital Group Specimen Stock Units Award Agreement
10.2	Internet Capital Group Specimen Stock Appreciation Rights Certificate
10.3	Letter Agreement dated July 28, 2005 between Internet Capital Group, Inc. and Anthony P. Dolanski
10.4	Form of Restrictive Covenant Agreement
10.5	Letter Agreement dated July 28, 2005 between Internet Capital Group and Walter W. Buckley, III

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.
Date: July 28, 2005	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Internet Capital Group Specimen Stock Units Award Agreement
10.2	Internet Capital Group Specimen Stock Appreciation Rights Certificate
10.3	Letter Agreement dated July 28, 2005 between Internet Capital Group and Anthony P. Dolanski
10.4	Form of Restrictive Covenant Agreement
10.5	Letter Agreement dated July 28, 2005 between Internet Capital Group and Walter W. Buckley, III